SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 7, 2004

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6395	95-2119684
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

(805) 498-2111

(Registrant’s telephone number, including area code)

Item 5. Other Events.

John D. Poe, Chairman of the Board of Semtech Corporation (the “Company”), has informed the Company that he has entered into a written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 to sell up to 1,000,000 shares of the Company’s common stock, which may include up to 500,000 shares issuable upon the exercise of stock options. The plan provides for sales of specified numbers of shares within specified price ranges, subject to certain limitations. Sales pursuant to this plan may take place between July 14, 2004 and July 15, 2005.

Currently, Mr. Poe reports ownership of 1,782,532 shares of the Company’s common stock, although he disclaims 125,008 of these shares held by his adult children. He also has vested options to acquire 1,076,507 shares of the Company’s common stock and unvested options to acquire 205,960 shares.

Rule 10b5-1 plans are permitted under the Company’s Insider Trading Policy and this plan was established during one of the Company-established trading windows during which employees and directors may trade in Company securities. Except as may be required by law, the Company does not undertake to report written trading plans established by other Company employees, officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Poe’s plan or the plan of any other employee, officer, or director. Mr. Poe has confirmed to the Company that, as required by securities laws, he will promptly publicly disclose any option exercises and/or stock sales made under the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 7, 2004

SEMTECH CORPORATION

By:	/s/ DAVID G. FRANZ, JR.
David G. Franz, Jr. Chief Financial Officer